Exhibit 1

              TRANSACTIONS IN SHARES EFFECTED BY REPORTING PERSONS
                               DURING PAST 60 DAYS

                                                 Date of Transaction            Number of            Price Per
           Nature of Transaction*                    (Trade Date)                 Shares              Share**
           ----------------------                    ------------                 ------              -------
Purchase of Shares by Knapp                            12/21/01                   105,325       $      1.1427

Purchase of Shares by McCord                           12/21/01                    57,450       $      1.1427

Purchase of Shares by O'Sullivan                       12/21/01                    25,000       $      1.1427

Purchase of Shares by Whiting                          12/21/01                     3,725       $      1.1427

Purchase of Shares by Whiting                          12/24/01                    10,000       $      1.15

Purchase of Shares by Knapp                            12/26/01                    35,000       $      1.1624

Purchase of Shares by McCord                           12/26/01                    26,225       $      1.1624

Purchase of Shares by Whiting                          12/26/01                    11,275       $      1.1624

Purchase of Shares by Scully                           12/27/01                    12,000       $      1.17

Purchase of Shares by Scully                           12/28/01                     5,000       $      1.18

Purchase of Shares by Knapp                            12/31/01                    20,000       $      1.1948

Purchase of Shares by McCord                           12/31/01                     3,400       $      1.1948

Purchase of Shares by O'Sullivan                       12/31/01                    18,286       $      1.1948

Purchase of Shares by Scully                           12/31/01                    83,000       $      1.1948

Purchase of Shares by Scully                           12/31/01                    28,000       $      1.2414

*Except as otherwise indicated, all transactions were effected by ordinary broker's transactions in the over-the-counter market.

**Includes broker's commissions.


                                     Exh.1-1